Exhibit 10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 3, 2016 is entered into by and among HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), HAWAIIAN TELCOM HOLDCO, INC., a Delaware corporation (“Holdings”), each of the Subsidiaries of Holdings listed on the signature pages hereto, each of the Lenders listed on the signature pages hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Amended Credit Agreement (defined below).

RECITALS:

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the other parties listed on the signature pages thereto are parties to that certain Credit Agreement dated as of February 29, 2012 (as amended, supplemented or modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders party hereto have agreed, upon the terms and conditions set forth herein, to enter into this Amendment to effect certain amendments to the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO CREDIT AGREEMENT

Subject to the satisfaction of the conditions set forth in Section 2 and effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2. CONDITIONS PRECEDENT TO EFFECTIVENESS

The provisions set forth in Section 1 hereof shall be effective as of the date first above written (the “Amendment No. 2 Effective Date”) when each of the following conditions shall have been satisfied:

(a) Consents. The Administrative Agent shall have received executed signature pages hereto from (x) Lenders constituting at least the Required Lenders and (y) each Loan Party.

(b) Governmental and Third Party Approval. All requisite Governmental Authorities and third parties (including, without limitation, the administrative agent for the lenders under the Revolving Facility Agreement pursuant to Section 5(f) of the Intercreditor Agreement) shall have approved or consented to this Amendment and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Amendment or the other transactions contemplated hereby.

(c) Expenses and Fees.  All fees and out-of-pocket costs and expenses owing to Credit Suisse Securities (USA) LLC and to Credit Suisse AG, Cayman Islands Branch incurred in connection with the transactions contemplated under this Amendment, including those fees and out-of-pocket costs and expenses referred to in that certain Engagement Letter dated as of April 25, 2016 among the Borrower, Credit Suisse Securities (USA) LLC and Credit Suisse AG, Cayman Islands Branch shall have been paid.  All out-of-pocket costs and expenses owing to the Administrative Agent and their Affiliates (including the reasonable fees and out-of-pocket costs and expenses of legal counsel to the Administrative Agent) incurred in connection with the transactions contemplated under this Amendment that are required to be paid pursuant to Section 9.05(a) of the Credit Agreement shall have been paid.  With respect to each Lender whose executed counterpart of this Amendment has been received by the Administrative Agent on or prior to 12:00 p.m. (New York City time) on May 3, 2016, a fee equal to 0.125% of the aggregate principal outstanding amount of the Loans of each such Lender as of the Amendment No. 2 Effective Date shall have been paid by the Borrower to the Administrative Agent for the account of such Lenders.

(d) Representations and Warranties. The representations and warranties set forth in Section 3 shall be true and correct on and as of the Amendment No. 2 Effective Date.

(e) No Default or Event of Default.  On and as of the Amendment No. 2 Effective Date and after giving effect to the amendments contemplated herein, no Default or Event of Default shall have occurred and be continuing.

(f) Opinions and Resolutions. The Administrative Agent shall have received legal opinions from counsels to the Loan Parties and copies of resolutions of the Loan Parties approving the transactions contemplated herein certified by the Responsible Officers thereof, in each case in form and substance reasonably satisfactory to the Administrative Agent.

Section 3. REPRESENTATIONS AND WARRANTIES
(a) Corporate Power and Authority. Each of Loan Parties has all requisite corporate power and authority to enter into this Amendment.

(b) Authorization.  The execution and delivery of this Amendment and the performance of each Loan Party’s obligations under this Amendment (a) have been duly authorized by all requisite corporate and, if required, stockholder action of each of the Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority, (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except, in each case, the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (D) the HPUC Decision and Order, or (E) the DCCA Decision and Order, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument except, in each case, the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created under the Security Documents) other than such Liens as may be permitted hereunder.

(c) Enforceability.  This Amendment has been duly executed and delivered by each of the Loan Parties and is the legally valid and binding obligation of each of the Loan Parties enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or limiting creditors’ rights generally or equitable principles relating to enforceability.

(d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (including, without limitation, the FCC, the HPUC and the DCCA) is or will be required in connection with this Amendment or the performance of each Loan Party’s obligations under this Agreement, except for such as have been made or obtained and are in full force and effect

(e) Credit Agreement Representations and Warranties.  The representations and warranties set forth in Article III of the Credit Agreement and in each of the other Loan Documents are true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the Amendment No. 2 Effective Date (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects, in the case of any representation or warranty that is not qualified by materiality) as of such earlier date).

Section 4. MISCELLANEOUS

(a) Binding Effect.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Administrative Agent, each of the Lenders and each of the Loan Parties.  None of the Loan Parties’ rights or obligations hereunder or any interest therein may be assigned or delegated by any of the Loan Parties without the prior written consent of all Lenders.

(b) Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) References to Credit Agreement.  On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(d) Effect on Credit Agreement and Other Loan Documents.  Except as specifically amended in Sections 1 of this Amendment, the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(e) Execution.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement, the Guarantee and Collateral Agreement or any of the other Loan Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Loan Documents.

(f) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(g) APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or email (whether as a PDF file or otherwise) shall be effective as delivery of a manually executed counterpart of this Amendment.

(i) Affirmation and Consent of Guarantors.  Each Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms, acknowledges and agrees that, (i) notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor contained in any of the Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (ii) the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect and (iii) such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

(j) Waiver. The Borrower has requested that the Required Lenders waive any Event of Default that may have arisen in connection with the failure to join Wavecom Solutions Corporation and Systemmetrics Corporation to the guaranty and security agreement under the Revolving Facility Agreement (the “Specified Default”).  Subject to the satisfaction of the conditions set forth in Section 2 and effective as of the Amendment No. 2 Effective Date, the Required Lenders hereby waive the Specified Default.  The waiver contained in this Section 4(j) is specific in intent and is valid only for the specific purpose for which given.  Nothing contained herein obligates the Administrative Agent or any Lender to agree to any additional waivers of any provisions of any of the Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HAWAIIAN TELCOM COMMUNICATIONS, INC., as Borrower

By: /s/ Dan T. Bessey

Name: Dan T. Bessey
Title:   Chief Financial Officer

HAWAIIAN TELCOM HOLDCO, INC., as Holdings and as a Guarantor

By: /s/ Dan T. Bessey

Name: Dan T. Bessey
Title:   Chief Financial Officer

HAWAIIAN TELCOM, INC., as a Guarantor

By: /s/ Dan T. Bessey

Name: Dan T. Bessey
Title:   Chief Financial Officer

HAWAIIAN TELCOM SERVICES COMPANY, INC., as a Guarantor

By: /s/ Dan T. Bessey

Name: Dan T. Bessey
Title:   Chief Financial Officer

wavecom solutions corporation, as a Guarantor

By: /s/ Dan T. Bessey

Name: Dan T. Bessey
Title:   Chief Financial Officer

systemmetrics corporation, as a Guarantor

By: /s/ Dan T. Bessey

Name: Dan T. Bessey
Title:   Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

By: /s/ Judith E. Smith

    Name: Judith E. Smith

    Title: Authorized Signatory

By: /s/ D. Andrew Maletta

    Name: D. Andrew Maletta

    Title: Authorized Signatory

EXHIBIT A

[REDLINE VERSION OF

CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 2]

, , Cayman Islands Branch,

CREDIT AGREEMENT

dated as of

February 29, 2012

among

Hawaiian Telcom Communications, Inc.,

as Borrower,

Hawaiian Telcom Holdco, Inc.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG, Cayman Islands Branch,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

as Sole Bookrunner and Sole Lead Arranger

Table of Contents

Page

ARTICLE I Definitions.......................................................................................................................................................1

SECTION 1.01. Defined Terms...........................................................................................................................................1

SECTION 1.02. Terms Generally...............................................................................................................................~~26~~27

SECTION 1.03. Pro Forma Calculations.......................................................................................................................~~26~~27

SECTION 1.04. Classification of Loans and Borrowings...................................................................................................~~27~~28

ARTICLE II The Credits...........................................................................................................................................~~27~~28

SECTION 2.01. Commitments.................................................................................................................................~~27~~28

SECTION 2.02. Loans.............................................................................................................................................~~27~~28

SECTION 2.03. Borrowing Procedure.........................................................................................................................~~28~~29

SECTION 2.04. Evidence of Debt; Repayment of Loans.................................................................................................~~29~~30

SECTION 2.05. Administrative Agent Fees.................................................................................................................~~29~~30

SECTION 2.06. Interest on Loans.....................................................................................................................................30

SECTION 2.07. Default Interest...............................................................................................................................~~30~~31

SECTION 2.08. Alternate Rate of Interest.................................................................................................................~~30~~31

SECTION 2.09. Termination of Commitments.....................................................................................................................31

SECTION 2.10. Conversion and Continuation of Borrowings...........................................................................................~~31~~32

SECTION 2.11. Repayment of Term Borrowings...........................................................................................................~~32~~33

SECTION 2.12. Voluntary Prepayment.......................................................................................................................~~33~~34

SECTION 2.13. Mandatory Prepayments...................................................................................................................~~34~~35

SECTION 2.14. Reserve Requirements; Change in Circumstances...................................................................................~~35~~36

SECTION 2.15. Change in Legality.............................................................................................................................~~36~~37

SECTION 2.16. Breakage.......................................................................................................................................~~36~~37

SECTION 2.17. Pro Rata Treatment...........................................................................................................................~~37~~38

SECTION 2.18. Sharing of Setoffs.............................................................................................................................~~37~~38

SECTION 2.19. Payments.......................................................................................................................................~~38~~39

SECTION 2.20. Taxes.............................................................................................................................................~~38~~39

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate...............................................~~40~~41

SECTION 2.22. Incremental Term Loans.....................................................................................................................~~42~~43

ARTICLE III Representations and Warranties.............................................................................................................~~44~~45

SECTION 3.01. Organization; Powers.......................................................................................................................~~44~~45

SECTION 3.02. Authorization...................................................................................................................................~~44~~45

SECTION 3.03. Enforceability...................................................................................................................................~~45~~46

SECTION 3.04. Governmental Approvals...................................................................................................................~~45~~46

SECTION 3.05. Financial Statements.........................................................................................................................~~45~~46

SECTION 3.06. No Material Adverse Change...............................................................................................................~~46~~47

SECTION 3.07. Title to Properties; Possession Under Leases...........................................................................................~~46~~47

SECTION 3.08. Subsidiaries.....................................................................................................................................~~46~~47

SECTION 3.09. Litigation; Compliance with Laws...............................................................................................................47

SECTION 3.10. Agreements.....................................................................................................................................~~47~~48

SECTION 3.11. Federal Reserve Regulations...............................................................................................................~~47~~48

SECTION 3.12. Investment Company Act...........................................................................................................................48

SECTION 3.13. Use of Proceeds.......................................................................................................................................48

SECTION 3.14. Tax Returns.....................................................................................................................................~~48~~49

SECTION 3.15. No Material Misstatements...............................................................................................................~~48~~49

SECTION 3.16. Employee Benefit Plans.....................................................................................................................~~48~~49

SECTION 3.17. Environmental Matters.....................................................................................................................~~48~~49

SECTION 3.18. Insurance.......................................................................................................................................~~49~~50

SECTION 3.19. Security Documents...........................................................................................................................~~49~~50

SECTION 3.20. Location of Real Property and Leased Premises.............................................................................................50

SECTION 3.21. Labor Matters.................................................................................................................................~~50~~51

SECTION 3.22. Solvency.........................................................................................................................................~~50~~51

SECTION 3.23. Senior Indebtedness.........................................................................................................................~~50~~51

SECTION 3.24. Sanctioned Persons...................................................................................................................................51

SECTION 3.25. USA PATRIOT Act; FCPA.....................................................................................................................~~51~~52

SECTION 3.26. Licenses; Tariffs................................................................................................................................~~51~~52

ARTICLE IV Conditions of Lending.............................................................................................................................~~52~~53

SECTION 4.01. Credit Event.....................................................................................................................................~~52~~53

ARTICLE V Affirmative Covenants.............................................................................................................................~~55~~56

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.....................................................................~~56~~57

SECTION 5.02. Insurance.......................................................................................................................................~~56~~57

SECTION 5.03. Obligations and Taxes...............................................................................................................................58

SECTION 5.04. Financial Statements, Reports, etc.......................................................................................................~~58~~59

SECTION 5.05. Litigation and Other Notices...............................................................................................................~~60~~61

SECTION 5.06. Information Regarding Collateral.........................................................................................................~~60~~61

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.....................................~~61~~62

SECTION 5.08. Use of Proceeds...............................................................................................................................~~61~~62

SECTION 5.09. Employee Benefits...........................................................................................................................~~61~~62

SECTION 5.10. Compliance with Environmental Laws...................................................................................................~~61~~62

SECTION 5.11. Preparation of Environmental Reports.................................................................................................~~62~~63

SECTION 5.12. Further Assurances...........................................................................................................................~~62~~63

SECTION 5.13. Post-Closing Covenants......................................................................................................................~~63~~64

ARTICLE VI Negative Covenants...............................................................................................................................~~63~~64

SECTION 6.01. Indebtedness...................................................................................................................................~~63~~64

SECTION 6.02. Liens...............................................................................................................................................~~65~~66

SECTION 6.03. Sale and Lease-Back Transactions.........................................................................................................~~67~~68

SECTION 6.04. Investments, Loans and Advances.......................................................................................................~~68~~69

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.........................................................................~~70~~71

SECTION 6.06. Restricted Payments; Restrictive Agreements.......................................................................................~~70~~71

SECTION 6.07. Transactions with Affiliates.................................................................................................................~~72~~73

SECTION 6.08. Business of Holdings, Borrower and Subsidiaries.....................................................................................~~72~~73

SECTION 6.09. Other Indebtedness and Agreements...................................................................................................~~73~~74

SECTION 6.10. Capital Expenditures.........................................................................................................................~~73~~74

SECTION 6.11. Interest Coverage Ratio.....................................................................................................................~~73~~74

SECTION 6.12. Maximum Leverage Ratio...................................................................................................................~~74~~75

SECTION 6.13. Fiscal Year.......................................................................................................................................~~74~~75

SECTION 6.14. Certain Equity Securities.....................................................................................................................~~74~~76

ARTICLE VII Events of Default.................................................................................................................................~~75~~76

ARTICLE VIII The Administrative Agent and the Collateral Agent; Etc..............................................................................~~77~~78

ARTICLE IX Miscellaneous.......................................................................................................................................~~80~~81

SECTION 9.01. Notices; Electronic Communications.....................................................................................................~~80~~81

SECTION 9.02. Survival of Agreement.......................................................................................................................~~82~~83

SECTION 9.03. Binding Effect...................................................................................................................................~~82~~83

SECTION 9.04. Successors and Assigns.......................................................................................................................~~83~~84

SECTION 9.05. Expenses; Indemnity.........................................................................................................................~~86~~87

SECTION 9.06. Right of Setoff.................................................................................................................................~~88~~89

SECTION 9.07. Applicable Law.................................................................................................................................~~88~~89

SECTION 9.08. Waivers; Amendment.......................................................................................................................~~88~~89

SECTION 9.09. Interest Rate Limitation.....................................................................................................................~~89~~90

SECTION 9.10. Entire Agreement.............................................................................................................................~~89~~90

SECTION 9.11. WAIVER OF JURY TRIAL.....................................................................................................................~~90~~91

SECTION 9.12. Severability.....................................................................................................................................~~90~~91

SECTION 9.13. Counterparts...................................................................................................................................~~90~~91

SECTION 9.14. Headings.........................................................................................................................................~~90~~91

SECTION 9.15. Jurisdiction;  Consent to Service of Process.............................................................................................~~90~~91

SECTION 9.16. Confidentiality.................................................................................................................................~~91~~92

SECTION 9.17. Lender Action...................................................................................................................................~~91~~93

SECTION 9.18. USA PATRIOT Act Notice.....................................................................................................................~~92~~93

.........................................................................................................................................................................................

SCHEDULES

Schedule 1.01(a)-Refinanced Indebtedness

Schedule 1.01(b)-Subsidiary Guarantors

Schedule 1.01(c)-Mortgaged Property

Schedule 1.01(d)-Anticipated Tower Lease-Back

Schedule 1.01(e)-Designated Entities

Schedule 1.01(f)-Specified Facilities

Schedule 2.01-Lenders and Commitments

Schedule 3.08-Subsidiaries

Schedule 3.09-Litigation

Schedule 3.17-Environmental Matters

Schedule 3.18-Insurance

Schedule 3.19(a)-UCC Filing Offices

Schedule 3.19(c)-Mortgage Filing Offices

Schedule 3.20(a)-Owned Real Property

Schedule 3.20(b)-Leased Real Property

Schedule 4.02(a)-Local Counsel

Schedule 5.13-Post-Closing Covenants

Schedule 6.01-Existing Indebtedness

Schedule 6.02-Existing Liens

Schedule 6.04(j)-Investments

EXHIBITS

Exhibit A-Form of Administrative Questionnaire

Exhibit B-Form of Assignment and Acceptance

Exhibit C-Form of Borrowing Request

Exhibit D-Form of Guarantee and Collateral Agreement

Exhibit E-Form of Mortgage

Exhibit F-Form of Compliance Certificate

Exhibit G-1-Form of Opinion of Kirkland & Ellis LLP

Exhibit G-2-Form of Local and Regulatory Counsel Opinion

Exhibit G-3-Form of Local and Regulatory Counsel Opinion

Exhibit G-4-Form of Local and Regulatory Counsel Opinion

Exhibit H-Form of Affiliate Subordination Agreement

CREDIT AGREEMENT dated as of February 29, 2012 among Hawaiian Telcom Communications, Inc., a Delaware corporation (the “Borrower”), Hawaiian Telcom Holdco, Inc., a Delaware corporation (“Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and CREDIT SUISSE AG, Cayman Islands Branch (“Credit Suisse”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount not in excess of $300,000,000.  The proceeds of the Term Loans will be used solely to refinance the Refinanced Indebtedness and to pay fees and expenses incurred connection herewith and therewith and, to the extent of any excess, for working capital and general corporate purposes.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I Definitions
SECTION 1.01.	Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) (x) for the period prior to the Amendment No. 1 Effective Date, 1.25% per annum and (y) thereafter, 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit H pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“All-in Yield” shall mean, as to any Indebtedness, the yield thereon as reasonably determined by the Administrative Agent, which equals the sum of (x) the margin then in effect for such Indebtedness (which shall be the sum of the applicable margin then in effect for such Indebtedness, increased by the amount that any “LIBOR floor” applicable to such Indebtedness on the date such Indebtedness is incurred would exceed the Adjusted LIBO Rate (without giving effect to clause (a) of the definition thereof) that would be in effect for a three-month Interest Period commencing on such date) plus (y) the higher of (i) one-fourth or (ii) the number obtained by dividing one by the average life to maturity of such Indebtedness, in each case multiplied by the amount of the OID paid in respect of such Indebtedness.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate based on an Interest Period of one month plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of June 6, 2013, by and among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Commitments” shall have the meaning specified in Amendment No. 1.  Unless the context shall otherwise require, each Amendment No. 1 Commitment shall mean and be a reference to a Term Loan Commitment.

“Amendment No. 1 Effective Date” shall have the meaning specified in Amendment No. 1.

“Amendment No. 1 Lenders” shall have the meaning specified in Amendment No. 1.  Unless the context shall otherwise require, each Amendment No. 1 Lender shall mean and be a reference to a Term Lender.

“Amendment No. 1 Loans” shall have the meaning specified in Amendment No. 1.  Unless the context shall otherwise require, each Amendment No. 1 Loan shall mean and be a reference to a Term Loan.

 “Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated as of May 3, 2016, by and among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” shall have the meaning specified in Amendment No. 2.

 “Anticipated Tower Lease-Back” shall mean the sale and lease-back by any Loan Party of the cell towers described on Schedule 1.01(d).

“Applicable Margin” shall mean, (a) from the ~~Closing~~Amendment No. 1 Effective Date to the Amendment No. ~~1~~2 Effective Date, for any day (i) with respect to any Eurodollar Term Loan, ~~5.75% per annum and (ii) with respect to any ABR Term Loan, 4.75% per annum and (b) from the Amendment No. 1 Effective Date, for any day (i) with respect to any Eurodollar Term Loan,~~ 4.00% per annum and (ii) with respect to any ABR Term Loan, 3.00% per annum~~.~~ and (b) from the Amendment No. 2 Effective Date, for any day (i) with respect to any Eurodollar Term Loan, the percentage rate per annum, which is applicable to Eurodollar Term Loans at such time as determined by reference to the then applicable Debt Rating as set forth in the pricing grid set forth below and (ii) with respect to any ABR

Term Loan, the percentage rate per annum, which is applicable to ABR Term Loans at such time as determined by reference to the then applicable Debt Rating as set forth in the pricing grid set forth below.

Debt Ratings S&P / Moody’s	Applicable Percentage for Eurodollar Term Loans	Applicable Percentage for ABR Term Loans
Pricing Tier I -- B1 / B or higher	4.25%	3.25%
Pricing Tier II -- B2 /B – or lower	4.50%	3.50%

For purposes of the above pricing grid, “Debt Rating” means, as of any date of determination, the corporate rating from S&P or the corporate family rating from Moody’s, in either case in respect of the Borrower.  For purposes of determining the applicable pricing tier set forth above, (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one pricing tier, then the pricing tier for the lower of such Debt Ratings shall apply (with Pricing Tier I above being the highest and Pricing Tier II above being the lowest); (b) if there is a split in Debt Ratings of more than one pricing tier, then the pricing tier for the lower Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, Pricing Tier II above shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Tier II above shall apply.  As of the Amendment No. 2 Effective Date, the Applicable Margin shall be determined based upon the Debt Rating as of such day.  Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Holdings, the Borrower or any of the Subsidiaries to any Person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than (x) directors’ qualifying shares and Equity Interests sold, transferred or disposed of, in each case, under Section 6.06(a)(v) and (y) the issuance of Equity Interests by Holdings to its shareholders, by the Borrower to Holdings or by any other Subsidiary to a Loan Party) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete, surplus, excess, non-useful or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) (x) dispositions between or among Subsidiaries that are not Subsidiary Guarantors and (y) dispositions between or among Subsidiaries that are Subsidiary Guarantors (or between or among the Borrower and Subsidiaries that are Subsidiary Guarantors), (iii) defaulted receivables sold in the ordinary course of business and not as part of an accounts receivables financing transaction, (iv) licensing and cross-licensing arrangements involving any technology or other Intellectual Property Collateral of the Borrower or any Subsidiary in the ordinary course of business, (v) to the extent constituting dispositions, transactions entered into by any Subsidiaries that are not Guarantors and which are expressly permitted by Section 6.04 and (vi) any other sales, transfers or other dispositions or series of related sales, transfers or other dispositions having an aggregate value per transfer or series of related transfers not in excess of $750,000); provided that, in the case of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, property of Holdings, the Borrower or any Subsidiary, such event shall only constitute an “Asset Sale” to the extent that (x) the Net Cash Proceeds therefrom, on an aggregate basis, exceed $5,000,000 in any fiscal year and (y) the application of the Net Cash Proceeds of such event to the prepayment of Term Loans hereunder would not violate any applicable laws or applicable regulations.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided,  however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Holdings, Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by Holdings, the Borrower and its consolidated Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) expenditures for leasehold improvements from which reimbursement or credit is received and (iii) expenditures of funds received as grants (and not as loans) pursuant to any federal stimulus funding on projects approved by the board of directors of the Borrower.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Central Office Consolidation” shall mean the Borrower’s consolidation of its central office operations.

A “Change in Control” shall be deemed to have occurred if after the Closing Date (a) any “person” or “group” (within the meaning of Rule 13d‑5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (b) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings on the Closing Date nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to Holdings, the Borrower or any Subsidiary shall occur under and as defined in the Revolving Facility Agreement, or (d) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) for the United States or foreign regulatory authorities, in each case pursuant to Basel III shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Cases” shall mean the voluntary petitions for relief under chapter 11 of the United States Code (as amended) filed by Holdings, the Borrower and certain of their Subsidiaries on December 1, 2008 with the United States Bankruptcy Court for the District of Delaware, which were transferred on December 22, 2008 to the United States Bankruptcy Court for the District of Hawaii.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or an Incremental Term Loan Commitment.

“Closing Date” shall mean February 29, 2012.

“CoBank” shall mean CoBank, ACB.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

 “Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment and Incremental Term Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Communications Act” shall mean the Communications Act of 1934 and any successor federal statute, and the rules, regulations and published policies of the FCC thereunder, all as amended and in effect from time to time.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated February 2012.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense and costs incurred in connection with any Hedging Agreement permitted hereunder for such period (net of interest income received in connection with a Hedging Agreement for such period), (ii) consolidated income tax expense for such period, including state franchise and similar taxes, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary or non-cash charges for such period (provided,  however, that any cash payment or expenditure made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment or expenditure is made), including, without limitation, any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards and non-cash pension and post-employment benefit expenses, (v) non-recurring or unusual charges, expenses or losses, if applicable, related to (A) severance, including associated retirement benefits, (B) facility and office closure costs, (C) contract cancellation costs, (D) network reconfiguration costs or (E) costs with respect to acts of god or force majeure (in each case, to the extent that any such charges, expenses or losses are not reimbursed from the proceeds of insurance that increased Consolidated Net Income for such period), (vi) other non-recurring or unusual charges, expenses or losses in an amount not to exceed $5,000,000 in the aggregate for any four consecutive fiscal quarters, (vii) costs and expenses incurred in connection with the Chapter 11 Cases and related regulatory approvals, including fees and expenses of professionals, (viii) compensation expense arising from deemed dividends, the payment of dividends or the equivalent issued under any incentive stock plans related to restricted and/or unvested stock and (ix) customary non-recurring fees and expenses of the Borrower and the Subsidiaries payable in connection with the Revolving Facility Agreement and any amendments, modifications or waivers thereto, any Permitted Acquisition or attempted acquisitions, any permitted dispositions, the incurrence of Long-Term Indebtedness permitted hereunder or the Refinancing of the Refinanced Indebtedness and (x) fees, costs and expenses payable or reimbursable to any Lender or the Administrative Agent pursuant to any Loan Document and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of any non-cash gains or other non-cash items of income for such period (provided that any cash received in a subsequent period in respect of any such non-cash gain shall be included in Consolidated EBITDA for the period in which received), all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Leverage Ratio (for any period) and the Interest Coverage Ratio (for the first three quarters ended after the Closing Date), (A) the Consolidated EBITDA of any Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA attributable to any Asset Sale by the Borrower or any Subsidiary during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).  For purposes of determining the Interest Coverage Ratio and the Leverage Ratio as of or for the periods ended on June 30, 2012 and September 30, 2012, Consolidated EBITDA will be deemed to be equal to, for the fiscal quarter ended September 30, 2011, $31,472,000.  It is agreed that the calculations of pension impact on Consolidated EBITDA shall be made on a GAAP (not cash) basis.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Holdings, the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Holdings, the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings, the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.  For purposes of determining the Interest Coverage Ratio (i) for the period of four consecutive quarters ended June 30, 2012, Consolidated Interest Expense shall be deemed to be equal to the Consolidated Interest Expense for the fiscal quarter ended June 30, 2012, multiplied by 4, (ii) for the period of four consecutive quarters ended September 30, 2012, Consolidated Interest Expense shall be deemed to be equal to the Consolidated Interest Expense for the two consecutive fiscal quarters ended September 30, 2012, multiplied by 2, (iii) for the period of four consecutive quarters ended December 31, 2012, Consolidated Interest Expense shall be deemed to be equal to the Consolidated Interest Expense for the three consecutive fiscal quarters ended December 31, 2012, multiplied by 4/3.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that:

(a) (A)  net income for such period of any Person that is not a subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof in respect of such period and (B) the net income for such period shall include any ordinary course dividend distribution or other payment in cash received from any Person in excess of the amounts included in clause (A); and

(b) there shall be excluded: ( accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP; provided that any such accruals or reserves paid in cash shall be deducted from Consolidated Net Income for the period in which paid unless excluded pursuant to another clause of this definition;

(i) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary;

(ii) the cumulative effect of any change in accounting principles during such period;

(iii) any gain or loss realized upon the sale or other disposition of any assets of the Borrower or its Subsidiaries that are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person;

(iv) any non-cash SFAS 133 income (or loss) related to hedging activities;
(v) all deferred financing costs written off, premiums paid and other net gains or losses in connection with any early extinguishment of Indebtedness;
(vi) any non-cash impairment charges resulting from the application of SFAS Nos. 142 and 144 and the amortization of intangibles arising pursuant to SFAS No. 141;

(vii) any non-cash expense or gain related to recording of the fair market value of Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes; and

(viii) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of FAS 52.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Facilities” shall mean the term loan facilities provided for by this Agreement.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of Holdings, the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of Holdings, the Borrower and the Subsidiaries at such time, but excluding, without duplication, the current portion of any long‑term Indebtedness.

“DCCA” shall mean the Department of Commerce and Consumer Affairs of the State of Hawaii and any successor agency thereto.

“DCCA Decision and Order” shall mean that certain Decision and Order No. 352 issued by the Department of Commerce and Consumer Affairs of the State of Hawaii, dated June 24, 2011, relating to the granting of a non-exclusive cable franchise to Hawaiian Telecom Services Company, Inc.

“Default” shall mean any event or condition which upon notice, lapse of time or both, would constitute an Event of Default.

“Designated Entity” shall mean any Person set forth on Schedule 1.01(e).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” shall mean any Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates; provided, that no Designated Entity shall be an Eligible Assignee.

“Engagement Letter” shall mean the Engagement Letter dated February 7, 2012, between the Borrower, the Administrative Agent and Credit Suisse Securities (USA) LLC.

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority, in each case, relating to protection of the environment, natural resources or human health and safety from exposure to Hazardous Materials or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non‑compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by Holdings, the Borrower or any of their respective subsidiaries of any Equity Interests of Holdings, the Borrower or any such subsidiary, as applicable, except in each case for (a) any issuance or sale to Holdings, the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares and (c) sales or issuances of common stock of Holdings to management or employees of Holdings, the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA), (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year beginning with the fiscal year ended December 31, 2012, an amount determined as of the last day of such fiscal year, equal to the sum (without duplication) of: (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to events requiring the prepayment of Loans pursuant to Section 2.13(a) or (d); plus (b) to the extent deducted in determining such Consolidated Net Income for such fiscal year, (i) depreciation, amortization and other non-cash charges, losses or other items that reduce Consolidated Net Income for such fiscal year and (ii) non-cash and/or stock-based compensation expense for such fiscal year; plus (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year, (ii) the net amount, if any, by which the deferred income taxes of Holdings, the Borrower and its consolidated Subsidiaries increased during such fiscal year and (iii) cash received upon the redemption, sale or other disposition during such fiscal year of (A) any equity interests or patronage certificates of the Rural Utilities Service, CoBank, or RTFC, or (B) any subordinated capital certificates of RTFC or any Equity Interests in CoBank; minus (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year, (ii) the amount, if any, by which Net Working Capital increased during such fiscal year and (iii) the net amount, if any, by which the deferred income taxes of Holdings, the Borrower and its consolidated Subsidiaries decreased during such fiscal year; minus (e) Capital Expenditures; minus (f) Taxes for which reserves have been established and funded, to the extent not reflected in the computation of Consolidated Net Income for such fiscal year, provided that any amount so deducted shall be added to Excess Cash Flow in respect of any subsequent fiscal year in which such Taxes reduced Consolidated Net Income; minus (g) cash expenditures made in respect of Hedging Agreements during such fiscal year, to the extent not reflected in the computation of Consolidated Net Income; plus (h) cash payments received in respect of Hedging Agreements during such fiscal year to the extent not included in the computation of Consolidated Net Income for such fiscal year; minus (i) the aggregate principal amount of Long-Term Indebtedness and Indebtedness under the Revolving Facility Agreement (but only to the extent there is a corresponding reduction in the commitment thereunder) repaid or prepaid (but excluding any prepayment of Loans pursuant to Section 2.13) by the Borrower and its Subsidiaries during such fiscal year (except to the extent deducted in a prior fiscal year) or in the first fiscal quarter of the immediately succeeding fiscal year, and the aggregate amount of fees, costs and expenses paid in cash during such period with respect to any such Indebtedness; minus (j) amounts paid in cash during such fiscal year on account of items that were accounted for as non-cash reductions in determining Consolidated Net Income in a prior fiscal year and were added back in determining Excess Cash Flow in respect of such prior fiscal year; minus (k) cash paid for pension and other post-employment benefit liabilities to the extent not already included in Consolidated Net Income for such fiscal year; minus (l) all other non-cash income (including the accrual of the non-cash portion of any Rural Utilities Service, CoBank or RTFC patronage capital allocation); minus (m) fees and expenses to the extent added to the determination of Consolidated EBITDA pursuant to clauses (a)(ix) or (a)(x) of the definition thereof; minus (n) Net Cash Proceeds of Asset Sales with respect to which the Borrower is exercising its reinvestment rights to the extent such amounts where included in the computation of Consolidated Net Income for such fiscal year; minus (o) cash paid by Holdings, the Borrower or any of its consolidated Subsidiaries in connection with partial exercises of warrants issued by Holdings; and minus (p) fees, costs and expenses paid to any Lender or the Administrative Agent pursuant to any Loan Document to the extent such amounts were not included in the computation of Consolidated Net Income for such fiscal year.

“Excluded Domestic Subsidiary” shall mean any Domestic Subsidiary which is classified as a “disregarded entity” for United States Federal Income tax purposes and substantially all the assets of which are the capital stock of one or more Foreign Subsidiaries.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under or otherwise violates the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender by the jurisdiction in which the Borrower is organized (in the case of a Borrower organized in the United States shall include United States Federal withholding taxes) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(e) or (f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a), (d) any U.S. withholding tax  that is imposed on amounts payable resulting from the failure of the Administrative Agent to comply with the provisions of Section 2.20(f), and (e) any U.S. withholding taxes imposed on a recipient as a result of such recipient’s failure to comply with the applicable requirements of FATCA.

“FATCA” shall mean sections 1471, 1472, 1473 and 1474 of the Code and any amended or successor provisions that are substantially similar, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“FCC” shall mean the Federal Communications Commission and any successor agency of the Federal government administering the Communications Act.

“FCC Licenses” shall mean all licenses, certificates, permits or other authorizations granted by the FCC pursuant to the Communications Act which are required for the conduct of any business or activity thereunder.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles as in effect as of any date of determination hereunder and applied on a basis consistent with the financial statements delivered pursuant to Section 4.02(l) provided,  however, that the Borrower may, pursuant to Section 5.04(a) or (b), elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as the context otherwise requires); provided,  further, that, notwithstanding the Borrower’s election to apply IFRS in lieu of GAAP, (i) any financial statements delivered under Section 5.04(a) or (b) prior to such election shall not be required to be restated in IFRS and (ii) the calculation of the covenants set forth in Section 6.10, 6.11 and 6.12 and all terms of a financial or accounting nature relating to compliance with any other covenant shall continue to be computed and construed, respectively, in accordance with GAAP, subject to Section 1.02.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided,  however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or provided in connection with any acquisition or disposition of assets permitted under this Agreement.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, made by the Guarantors party thereto for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“HPUC” shall mean the Hawaii Public Utilities Commission and any successor agency thereto.

“HPUC Decision and Order” shall mean that certain Decision and Order issued by the Public Utilities Commission of the State of Hawaii, filed in Docket No. 2010-0001, on September 22, 2010, relating to the Application by Hawaiian Telcom, Inc., and Hawaiian Telcom Services Company, Inc., for an Order Approving the Joint Chapter 11 Plan of Reorganization of Hawaiian Telcom Communications, Inc., and its Debtor Affiliates, Including Certain

Security Arrangements, as modified or clarified by that certain Decision and Order filed in Docket No. 2011-0124 on June 17, 2011 and Order Approving Parties’ Joint Motion, filed August 31, 2011, on September 2, 2011.

“IFRS” shall mean the International Financial Reporting Standards adopted by the International Accounting Standards Board and in effect from time to time.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.22.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b).  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.22 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that to the extent such Indebtedness has been assumed, only the lesser of the amount of such Indebtedness and the value of the property over which such Lien is granted shall constitute Indebtedness, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person on or prior to 180 days following the Term Loan Maturity Date or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Intercreditor Agreement” shall mean that certain Intercreditor and Collateral Agency Agreement, dated as of the date hereof, among the Loan Parties, the Administrative Agent, the Collateral Agent and the administrative agent for the lenders under the Revolving Facility Agreement.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided,  however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Joint Venture” shall mean any Subsidiary that is not a wholly-owned Subsidiary and any Subsidiary of such Subsidiary that is not a wholly-owned Subsidiary.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.  For the avoidance of doubt, it is understood and agreed that Holdings and any Subsidiary may, as part of its business, grant in the ordinary course licenses to third parties to use Intellectual Property Collateral owned or developed by, or licensed to, such entity.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such intellectual property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease, license or transfer the related intellectual property or otherwise realize value from such Intellectual Property Collateral pursuant hereto.

“Loan Documents” shall mean this Agreement, the Security Documents, each Incremental Term Loan Assumption Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e), the Intercreditor Agreement and any other document executed in connection with, including any amendment of, the foregoing.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Term Loans.

“Long-term Indebtedness” shall mean any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.  For purposes of determining the Long-Term Indebtedness of Holdings, the Borrower and the Subsidiaries, Indebtedness of Holdings, the Borrower or any Subsidiary owed to Holdings, the Borrower or a Subsidiary shall be excluded.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings and its Subsidiaries Parties (taken as a whole) to perform their respective obligations under any Loan Document to which they are parties or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $7,500,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.01(h) or pursuant to Section 5.12 or Section 5.13, each substantially in the form of Exhibit E.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP (to the extent applicable), against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided,  however, that, unless such Asset Sale is a sale and lease-back transaction described in Section 6.03, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 365 days of receipt of such proceeds or commit to reinvest such proceeds within 365 days of receipt of such proceeds and such actual investment occurs no later than eighteen months after such receipt and (y) no Event of Default shall have occurred and shall be continuing at the time of such certificate and no Event of Default shall have occurred and be continuing at the proposed time of the application of such proceeds, then such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 365‑day period (or, in the case of a commitment in writing to reinvest such proceeds entered into within such 365-day period, not so used within eighteen months of receipt of such proceeds), at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness (other than Incremental Term Loans, Other Term Loans and loans under the Revolving Facility Agreement) or any Equity Issuance, the cash proceeds thereof, net of all taxes and fees, commissions, costs and other expenses incurred in connection therewith (including legal fees and expenses).

“Net Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date, minus Unrestricted Cash, to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Net Working Capital” shall mean, at any date, (a) the consolidated current assets of Holdings, the Borrower and its consolidated Subsidiaries as of such date (excluding cash, Permitted Investments and current deferred income taxes) minus (b) the consolidated current liabilities of Holdings, the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness and current deferred income taxes).  Net Working Capital at any date may be a positive or negative number.  Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Operating Licenses”  shall have the meaning assigned to such term in Section 3.26.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement.

“OFAC” shall have the meaning assigned to such term in Section 3.25.

“OID” shall mean original issue discount.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.22(a).

“Patronage Certificates” shall mean patronage certificates and/or capital allocation of any of (a) the Rural Utilities Service, (b) CoBank or (c) RTFC.

 “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime‑1” (or the then equivalent grade) by Moody’s or “A‑1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

(f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(g) shares of restricted mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (f) above; and

(h) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Refinanced Indebtedness” shall mean the Indebtedness represented by the documents, instruments and other agreements listed on Schedule 1.01(a).

“Refinancing” shall mean, in respect of any Indebtedness, a refinancing, renewal or extension of such Indebtedness that (a) has an aggregate outstanding principal amount plus OID (together with all accrued interest, fees, prepayment premiums and other amounts payable in respect of such Indebtedness) not greater than the aggregate principal amount of such Indebtedness (together with all accrued and capitalized interest, fees, prepayment premiums and other amounts payable in respect of such Indebtedness) outstanding at the time of such refinancing, renewal or extension, (b) has a weighted average life to maturity (measured as of the date of such refinancing, renewal or extension) and maturity no shorter than that of such Indebtedness, (c) is not secured by any property or any Lien other than that (if any) securing such Indebtedness, (d) is not guaranteed by or secured by any property of any guarantor or other obligor which is not also a guarantor or obligor of such Indebtedness, (e) if such Indebtedness is subordinated in right of payment to the Obligations, is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing such Indebtedness, (f) does not have covenants or events of default that, taken as a  whole, are less favorable to Holdings and its Subsidiaries than those of such Indebtedness (as determined in good faith by the board of directors of the Borrower) and (g) at the time of the incurrence thereof, except with respect to a refinancing of Indebtedness permitted under Section 6.01(d), no Event of Default has occurred and is continuing.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning given such term in Section 2.11(a).

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and Term Loan Commitments at such time.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance or vesting of additional shares of Equity Interests of the Person paying such dividends or distributions and other than non-cash dividends or distributions in connection with the grant of equity based awards and the issuance of Equity Interests, in each case, under employee benefit plans) in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary.

“Retained Excess Cash Flow Amount” shall mean, at any time, the aggregate amount of Excess Cash Flow of Holdings and its Subsidiaries for all fiscal years ended prior to such time (commencing with the fiscal year ended December 31, 2012) that is not or not required to be applied to prepay the Loans in accordance with Section 2.13(c), less any amount thereof that has been used or otherwise applied under Section 6.06(a)(i)(B) or 6.10(i) at such time.

“Revolving Facility Agreement” shall mean that certain Amended and Restated Revolving Line of Credit Agreement dated as of October 3, 2011 among Hawaiian Telcom Communications, Inc., First Hawaiian Bank, as agent, and the lenders from time to time party thereto, as the same may be amended, restated, modified, waived or Refinanced from time to time subject to the provisions of this Agreement.

“RTFC” shall mean Rural Telephone Finance Cooperative, a District of Columbia cooperative association.

“Rural Utilities Service” shall mean the Rural Utilities Service Agency of the U.S. Department of Agriculture.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Hedge Agreement” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

 “Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Specified Facilities” shall mean the facilities set forth in Schedule 1.01(f).

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such

Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of Holdings.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

 “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Commitments.

“Term Loan Maturity Date” shall mean the sixth anniversary of the Amendment No. 1 Effective Date; provided that if any such date is not a Business Day, the Term Loan Maturity Date shall be the Business Day immediately preceding such date.

“Term Loan Repayment Dates” shall mean the Repayment Dates and the Incremental Term Loan Repayment Dates.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.  Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.

“Total Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings to be made hereunder on the Closing Date, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Refinanced Indebtedness and (c) the payment of fees and expenses related to the foregoing.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Unrestricted Cash” shall mean domestic cash and Permitted Investments of Holdings, the Borrower and its Domestic Subsidiaries that are free and clear of all Liens (other than Liens created under the Security Documents and the Security Agreements (as defined in the Revolving Facility Agreement) and other than Liens permitted under Section 6.02(n) or (o)) and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of any of the Loan Parties or any of their respective Subsidiaries.

 “USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Differential” shall have the meaning assigned to such term in Section 2.22(b).

SECTION 1.02.

Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean, unless otherwise specified herein or therein, such agreement as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) any reference in this Agreement to any statute or applicable law, decision, ruling or order shall mean and be a reference to such statute or applicable law, decision, ruling or order as modified from time to time and any successor legislation or applicable law, decision, ruling or order, in each case as in effect at the time any such reference is operative, (c) any reference to an anniversary of the Closing Date falling in any year shall mean and be a reference to February 28 of such year and (d) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided,  however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03.

Pro Forma Calculations.  All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be (a) permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (i) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition Consolidated EBITDA.

SECTION 1.04.

Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term Loan Borrowing”).

ARTICLE II The Credits
SECTION 2.01.

Commitments.    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount equal to its Term Loan Commitment and each Amendment No. 1 Lender agrees, severally and not jointly, to make an Amendment No. 1 Loan to the Borrower on the Amendment No. 1 Effective Date in a principal amount equal to its Amendment No. 1 Commitment.  Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(a) Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount equal to its Incremental Term Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02.

Loans.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(a) Subject to Sections 2.08 and 2.15 each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(b) Each Lender shall make each Loan to be made by it hereunder on the date of this Agreement, in the case of the Term Loans contemplated by Section 2.01(a) hereof, and on the proposed date thereof, in the case of any Incremental Term Loan or any Other Term Loan, by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short‑term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03.

Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, electronic mail or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or an Incremental Term Borrowing and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing (provided that, until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Borrower shall not be permitted to request a Eurodollar Borrowing) with an Interest Period in excess of one month; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided,  however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The

Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.

Evidence of Debt; Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided,  however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(d) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.

Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).  All Administrative Agent Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent.

SECTION 2.06.

Interest on Loans.  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(a) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.

Default Interest.  If (i) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (ii) if any Event of Default under Article VII (other than paragraphs (b), (c), (g) or (h) thereunder) has occurred and is continuing and the Required Lenders so vote, then, in the case of clause (i) above, until such defaulted amount shall have been paid in full or, in the case of clause (ii) above, from the date such vote has been exercised by the Required Lenders and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.

Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.

Termination of Commitments.  The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date.

SECTION 2.10.

Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing with an Interest Period in excess of one month;

(ii) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(iii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the minimum principal amount of $2,000,000 and multiple of $1,000,000 and the limitations specified in Sections 2.02(a) and 2.02(b) regarding maximum number of Borrowings of the relevant Type;

(iv) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(v) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(vi) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vii) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(viii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

(ix) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

SECTION 2.11.

Repayment of Term Borrowings.   The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the last day of each calendar quarter commencing with respect to the last calendar quarter in 2012, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans (other than Other Term Loans) (as adjusted from time to time pursuant to Sections 2.12, 2.13(e) and 2.22(d)) equal to 0.25% of the principal amount of the Term Loans as of the Closing Date (or, in the case of an Incremental Term

Loan, as of the date such Incremental Term Loan was extended), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(i)    The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(e)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement (which amount may be zero), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(c) To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
SECTION 2.12.

Voluntary Prepayment.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 2:00 p.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000.

(a) Voluntary prepayments of Term Loans shall be applied as directed by the Borrower against the remaining scheduled installments of principal due in respect of (x) the Term Loans under Section 2.11 or (y) any Other Term Loans under the applicable amortization schedule set forth in the applicable Incremental Term Loan Assumption Agreement.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided,  however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further,  however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension.  All prepayments under this Section 2.12 shall be subject to Sections 2.12(d) and 2.16 but otherwise without premium or penalty.  All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(c) At the time of the effectiveness of any Repricing Event that is consummated on or prior to the date that is  ~~six~~twelve (12) months after the Amendment No. ~~1~~2 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Loans which are repaid, prepaid or converted pursuant to such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced under Section 2.21), a fee in an amount equal to 1.00% of the aggregate principal amount of all Loans repaid, prepaid or converted in connection with such Repricing Event. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Event. As used herein, “Repricing Event” shall mean (i) any prepayment or repayment of any Loans with the proceeds of, or any conversion (by way of amendment, amendment and restatement, mandatory assignment or otherwise) of the Loans into, any new or replacement tranche of term loans (whether under this Agreement or otherwise) with a Yield less than the Yield applicable to the Loans being prepaid or repaid, as the case may be, and (ii) any repricing of the Loans (whether pursuant to an amendment, amendment and restatement, mandatory assignment or otherwise) that reduces the Yield applicable to the Loans.  As used herein, “Yield” shall mean, with respect to any loan, the total yield thereon as reasonably determined by the Administrative Agent in consultation with the Borrower, taking into account the interest rate margins, interest rate floors, original issue discount and upfront fees (which shall be deemed to constitute like amounts of original issue discount) (with original issue discount being equated to interest based on an assumed four-year life to maturity), but excluding customary arrangement, structuring, underwriting or commitment fees.

SECTION 2.13.

Mandatory Prepayments.   Not later than the third Business Day following the receipt of Net Cash Proceeds (including, without limitation, insurance proceeds and condemnation awards) in respect of any Asset Sale (other than the Anticipated Tower Lease-Back and other than the proceeds from any disposition, pursuant to one or more transactions, of any Specified Facility), the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(e).

(a) [Intentionally Omitted].

(b) No later than the earlier of (i) 10 days after the Borrower is or would be required to file a report Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Borrower is subject to such reporting requirements), and (ii) 95 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2012, the Borrower shall prepay outstanding Term Loans in an aggregate principal amount equal to (A) for the fiscal year ending on December 31, 2012, 50% of Excess Cash Flow for such fiscal year ~~and~~, (B) for ~~each~~the fiscal ~~year ending thereafter~~years ending on December 31, 2013, December 31, 2014 and December 31, 2015, (1) if the Borrower’s Leverage Ratio as at the end of such fiscal year is greater than 2.25:1.00, 50% of Excess Cash Flow for such fiscal year, (2) if the Borrower’s Leverage Ratio as at the end of such fiscal year is equal to or less than 2.25:1.00 but greater than 1.75:1.00, 25% of Excess Cash Flow for such fiscal year or (3) if the Borrower’s Leverage Ratio as at the end of such fiscal year is 1.75:1.00 or less, ~~zero.~~0% of Excess Cash Flow for such fiscal year and (C) for the fiscal year ending December 31, 2016 and for each fiscal year ending thereafter, (1) if the Borrower’s Leverage Ratio as at the end of such fiscal year is greater than 2.25:1.00, 75% of Excess Cash Flow for such fiscal year, (2) if the Borrower’s Leverage Ratio as at the end of such fiscal year is equal to or less than 2.25:1.00 but greater than 1.75:1.00, 50% of Excess Cash Flow for such fiscal year or (3) if the Borrower’s Leverage Ratio as at the end of such fiscal year is 1.75:1.00 or less, 25% of Excess Cash Flow for such fiscal year.

(c) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).

(d) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the Term Loans and the Other Term Loans and applied, first to reduce the amortization obligations for the current year and then in order of maturity against the remaining scheduled installments of principal due in respect of the Term Loans and the Other Term Loans under Sections 2.11(a)(i) and (ii), respectively.

(e) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment to the extent then known.  Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14.	Reserve Requirements; Change in Circumstances. Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(a) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s or holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(c) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.

Change in Legality.  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(d) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.

Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.

Pro Rata Treatment.  Except as required under Section 2.12(b) or 2.15 and except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.

Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided,  however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply).  The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.

Payments.  The Borrower shall make each payment (including principal of or interest on any Borrowing or any Administrative Agent Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(a) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Administrative Agent Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Administrative Agent Fees, if applicable.

SECTION 2.20.

Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent and each Lender  (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(a) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.20(c) for any amounts incurred more than 365 days prior to the date the Administrative Agent, such Lender, as applicable, notifies the

Borrower of its intention to claim compensation therefor; provided,  further, that if the circumstance giving rise to such request for indemnification is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on behalf of itself or a Lender shall be conclusive absent manifest error.

(c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent and any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement  if requested by the Borrower or the Administrative Agent (with 30 days prior written notice) shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate but only to the extent such Lender or the Administrative Agent is lawfully able to do so.  In addition, any Lender, if requested by the Borrower or the Administrative Agent (with 30 days prior written notice), shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender and the Administrative Agent shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender and the Administrative Agent becomes a party under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), but only if such Foreign Lender is legally entitled to do so, whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender or the Administrative Agent claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender or Administrative Agent is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

In addition, if a payment made to a recipient hereunder or any Note would be subject to United States Federal withholding tax imposed by FATCA if such recipient fails to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall use commercially reasonable efforts to deliver to the Administrative Agent and Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such other documentation as is reasonably required for Administrative Agent and Borrower to comply with their obligations under FATCA and to determine whether such recipient has complied with such applicable reporting requirements of

FATCA so that payments made to such recipient hereunder would not be subject to United States Federal withholding taxes under FATCA, or, if necessary, to determine the amount to deduct and withhold from such payment.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.21.

Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender has failed timely to provide its consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of at least the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and, if applicable, the prepayment fee pursuant to Section 2.12(d) (with such assignment being deemed to be an voluntary prepayment for purposes of determining the applicability of Section 2.12(d), such amount to be payable by the Borrower)); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(a) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.

Incremental Term Loans.  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, all of which must be either existing Lenders or Eligible Assignees.  Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).

(a) The Borrower may seek Incremental Term Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Term Lenders in connection therewith.  The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender.  The terms and provisions of the Incremental Term Loans shall be identical to those of the Term Loans except as otherwise set forth herein or in the Incremental Term Loan Assumption Agreement.  Without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the remaining average life to maturity of the Term Loans and (iii) if the All-in Yield applicable to such Other Term Loans (as determined by the Administrative Agent, which determination shall be conclusive absent manifest error) exceeds the sum of (x) the margin then in effect for Eurodollar Term Loans (which shall be the sum of the Applicable Margin then in effect for Eurodollar Term Loans increased by the amount that any “LIBOR floor” applicable to such Eurodollar Term Loans on the date such Other Term Loans are made would exceed the Adjusted LIBO Rate (without giving effect to the clause (a) of the definition thereof) that would be in effect for a three-month Interest Period commencing on such date) plus (y) one-fourth of the amount of the OID paid in respect of the Term Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans.  Any Incremental Term Loans and Other Term Loans shall have the benefit of the same guarantees of the Guarantors under the Guarantee and Collateral Agreement as the Term Loans, and the Collateral shall secure any such Incremental Term Loans and Other Term Loans on a pari passu basis with the Credit Facilities.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption

Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.

(b) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.22 unless (i) the definitive documentation in respect of such Incremental Term Loan Commitment, to the extent not consistent with the Loan Documents, is reasonably satisfactory to the Administrative Agent, (ii) on the date of such effectiveness, (x) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects, both before and after giving effect to such Incremental Term Loan Commitment, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and except for representations and warranties qualified by materiality, in which case such representations and warranties shall be accurate in all respects, (y) at the time of and immediately following the effectiveness of such Incremental Term Loan Commitment, no Event of Default shall have occurred and be continuing and (z) the Borrower shall have received all approvals, consents, exemptions and authorizations from any Governmental Authority (including, without limitation, HPUC and DCCA) necessary or required in connection with the incurrence of such Incremental Term Loan Commitment and the contemplated borrowings in respect thereof and, in each case, the Administrative Agent shall have received a certificate to such effect dated such date and executed by a Financial Officer of the Borrower, (iii) all fees, costs and expenses required to be paid by any Loan Party under any Loan Document or under the definitive documentation relating to such Incremental Term Loan Commitment on or prior to the effectiveness of such Incremental Term Loan Commitment shall have been paid prior to or substantially concurrently with the incurrence of such Incremental Term Loan Commitments, (iv) the covenants set forth in Sections 6.11 and 6.12 would be satisfied on a pro forma basis (calculated assuming, without duplication, that such Incremental Term Loan Commitments have been fully utilized and giving effect to any other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions which occurred after the beginning of the relevant period and prior to or simultaneously with the incurrence of such Incremental Term Loan Commitments), (v) the Leverage Ratio, on a pro forma basis (calculated assuming, without duplication, that such Incremental Term Loan Commitments have been fully utilized and giving effect to any other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions which occurred after the beginning of the relevant period and prior to or simultaneously with the incurrence of such Incremental Term Loan Commitments), shall not be greater than (1) until financial statements for the first fiscal quarter ending after the Closing Date are delivered pursuant to Section 5.04(b), 3.00:1.00 and thereafter (2) 0.25:1.00 less than the then applicable covenant level set forth in Section 6.12, and (vi) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.01.

(c) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis.  This may be accomplished by requiring each outstanding Eurodollar Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Term Borrowing on a pro rata basis.  Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement.  In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Term Lenders were entitled before such recalculation.

ARTICLE III Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01.

Organization; Powers.  Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.

Authorization.  The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority, (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except, in each case, the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (D) the HPUC Decision and Order, or (E) the DCCA Decision and Order, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument except, in each case, the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents) other than such Liens as may be permitted hereunder.

SECTION 3.03.

Enforceability.  This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04.

Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (including, without limitation, the FCC, the HPUC and the DCCA) is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) regulatory filings relating to a transfer of control or transfer of ownership of any of the assets of Holdings, Borrower or any Subsidiary or a discontinuance of any of their operations as a result of any enforcement action taken or proposed to be taken under any Security Documents and (d) such as have been made or obtained and are in full force and effect.

SECTION 3.05.

Financial Statements.  The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal year ended December 31, 2010, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 2010, certified by its chief financial officer.  Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods.  Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof.  Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(a) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related statements of income, stockholder’s equity and cash flows as of September 30, 2011, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 9-month period ending on such date.  Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

SECTION 3.06.

No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, financial condition or operating results of Holdings, the Borrower and the Subsidiaries, taken as a whole, since September 30, 2011.

SECTION 3.07.

Title to Properties; Possession Under Leases.  Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(a) Each of Holdings, the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

(b) As of the Closing Date, neither Holdings nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(c) As of the Closing Date, none of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(d) Holdings, the Borrower and each of the Subsidiaries owns, or is licensed to use, all Intellectual Property Collateral that is material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No material claim is now pending or, to the knowledge of Holdings, the Borrower or any Subsidiary, has been asserted by any Person challenging the use of any Intellectual Property Collateral of Holdings, the Borrower or any Subsidiary or the validity or effectiveness of any such Intellectual Property Collateral nor does Holdings, the Borrower or any Subsidiary know of any valid basis for any such claim.
SECTION 3.08.

Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein.  The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09.

Litigation; Compliance with Laws.  Except as set forth on Schedule 3.09, there are no actions, investigations, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(a) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(b) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including, without limitation, the Communications Act, the regulations or orders of FCC or HPUC or DCCA or any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

SECTION 3.10.

Agreements.  None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(a) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.

Federal Reserve Regulations.  None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(a) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.	Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13.

Use of Proceeds.  The Borrower will (a) use the proceeds of the Loans made on the Closing Date solely for the Transactions, (b) use the proceeds of the Amendment No. 1 Loans solely for the payment of the Call Premium (as defined in Amendment No. 1) and (c) use the proceeds of Incremental Term Loans solely for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

SECTION 3.14.

Tax Returns.  Each of the Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all United States Federal and other material tax returns required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15.

No Material Misstatements.  None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained (as of the date thereof and as modified or supplemented by other information so furnished), contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16.

Employee Benefit Plans.  Except as could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower or any of its ERISA Affiliates in an aggregate amount in excess of $7,500,000.

SECTION 3.17.

Environmental Matters.  Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(a) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18.

Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all material insurance policies maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date.  As of each such date, such insurance is in full force and effect and all premiums have been duly paid.  The Borrower and its Subsidiaries believe they have adequate insurance.

SECTION 3.19.

Security Documents.  The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Securities (as defined in the Guarantee and Collateral Agreement) are delivered to the Collateral Agent, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Securities, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(a) Upon the recordation of a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(b) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20.

Location of Real Property and Leased Premises.  Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof.  The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

(a) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof.  The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

SECTION 3.21.

Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened.  Except as could not reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  Except as could not reasonably be expected to result in a Material Adverse Effect, all payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary.

The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

SECTION 3.22.

Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties (on a consolidated basis), at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties (on a consolidated basis) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties (on a consolidated basis) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties (on a consolidated basis) will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23.

Senior Indebtedness.  The Obligations and the obligations under the Revolving Facility Agreement constitute the sole “Senior Debt”  (or any similar term) permitted under the terms of any Indebtedness which is expressly subordinated in right of payment to the Obligations and the obligations under the Revolving Facility Agreement.

SECTION 3.24.

Sanctioned Persons.  None of Holdings, the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.  Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.25.

USA PATRIOT Act; FCPA.  Each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other regulations, enabling legislation or executive orders relating thereto and (b) USA PATRIOT Act.  No part of the proceeds of any Loan shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.26.	Licenses; Tariffs.

(a) The Borrower and its Subsidiaries hold all FCC Licenses that are necessary for the operation of their businesses as currently conducted.  Each such FCC License is in full force and effect and such FCC Licenses are not subject to any material restriction or material conditions that limit the operation of the businesses of the Borrower and its Subsidiaries, other than restrictions or conditions generally applicable to licenses of that type.

(b) Holdings, the Borrower and the Subsidiaries hold all permits, licenses, waivers, orders, approvals, concessions, registrations and other authorizations issued or provided by any Governmental Authority (other than the FCC), including HPUC and the DCCA, under all applicable laws, that are material to and necessary for Holdings, the Borrower and each of the Subsidiaries to own its assets and conduct the businesses currently conducted by it (“Operating Licenses”), except to the extent that failure to hold any such Operating Licenses, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) HPUC or DCCA or such other Governmental Authority having jurisdiction thereof has approved all material regulatory tariffs required to permit each of the Borrower and the Subsidiaries to operate its businesses as currently operated, all such regulatory tariffs are in full force and effect and neither the Borrower nor any Subsidiary has failed to materially comply with the terms of any such tariff, except in each case any lack of approvals or failures which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) Neither Holdings nor the Borrower has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or HPUC or DCCA, or of any other proceedings (other than proceedings relating to the telecommunications industries generally) of or before the FCC or HPUC or DCCA, which would reasonably be expected to have a Material Adverse Effect.

(e) To the best knowledge of Holdings and the Borrower, no event has occurred which (i) has resulted in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any FCC License or Operating License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of Holdings, the Borrower or any Subsidiary under any FCC License or Operating License held by it in any respect which would reasonably be expected to have a Material Adverse Effect.

(f) Each of Holdings, the Borrower and the Subsidiaries has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects.  Holdings and the Borrower have no reason to believe that any material FCC License or Operating License held by the Borrower or any Subsidiary will not be renewed in the ordinary course.

ARTICLE IV Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.	Credit Event. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Kirkland & Ellis LLP, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit G-1, and (ii) each local counsel and regulatory counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibits G-2, G-3 and G-4, respectively, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, certifying that (i) the representations and warranties set forth in Article III and in each other Loan Document are be true and correct in all material respects, both before and after giving effect to this Agreement and the Borrowing to be made hereunder on the Closing Date, except for representations and warranties qualified by materiality, in which case such representations and warranties shall be accurate in all respects, and (ii) at the time of and immediately following the effectiveness of this Agreement and the Borrowing to be made hereunder on the Closing Date, no Default or Event of Default has occurred or is continuing.

(e) The Administrative Agent shall have received all Administrative Agent Fees and other amounts due and payable on or prior to the Closing Date, including, the upfront fees payable to each Lender equal to 1.50% of the principal amount of Loans held by such Lender as of the Closing Date and to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) The Guarantee and Collateral Agreement and the other Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.  The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(g) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h) Except for actions required to be taken under Section 5.13, (i)  each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(c) (or a lender’s title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation, (iv) the Collateral Agent shall have received such other documents, including  evidence of a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders and (v) the Collateral Agent shall have received, for each Mortgaged Property, a “life of the loan” Standard Flood Hazard Determination and, if such Standard Flood Hazard Determination indicates that such Mortgaged Property is located in a “flood hazard area” (in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency)), the Collateral Agent shall have received documentation satisfactory to it evidencing the mortgagor of such Mortgaged Property’s receipt of notice from the Collateral Agent notifying the mortgagor that such Mortgaged Property is located in a “flood hazard area”  and indicating whether flood insurance coverage under the National Flood Insurance Program (as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time) is available and, if such flood insurance is available, the Collateral Agent also shall have been provided access to (and to the extent requested by the Collateral Agent and not prohibited by law or contractual or regulatory restriction, received) a copy of the applicable flood insurance policy (which shall (x) provide for a minimum coverage of no less than the lesser of (1) the aggregate principal amount of the Loans and (2) the maximum amount available under the National Flood Insurance Program and (y) to the extent agreed to by the applicable insurer, obligate the provider of such insurance policy to notify the Collateral Agent in the event of any non-payment or non-renewal of such policy) naming the Collateral Agent as loss payee and a certificate as to coverage under such policy.

(i) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, all in form and substance satisfactory to the Administrative Agent.

(j) Each of Holdings, the Borrower and their respective Subsidiaries have provided to the Administrative Agent true and correct copies of the reports, assessments and investigations dated on or after June 1, 2007 which came within their possession, custody or control regarding environmental matters and have given the Administrative Agent access to all other such reports within their possession.

(k) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Refinanced Indebtedness shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.  Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than Indebtedness outstanding under this Agreement and Indebtedness set forth on Schedule 6.01.

(l) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

(m) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that each of the Loan Parties after giving effect to the Transactions to occur on the Closing Date, is solvent.

(n) The Lenders shall be reasonably satisfied in all respects with any tax sharing arrangements among Holdings and its subsidiaries after giving effect to the Transactions.

(o) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(p) The Lenders shall have received, at least 5 Business Days prior to the Closing Date, all requested documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(q) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(r) The Administrative Agent shall have received a copy of the Revolving Facility Agreement and all amendments thereto, which shall have been certified by a Financial Officer as being complete and correct.

(s) The Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the administrative agent for the lenders under the Revolving Facility Agreement shall have entered into the Intercreditor Agreement on terms and subject to conditions reasonably satisfactory to the Administrative Agent.

ARTICLE V Affirmative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Administrative Agent Fees and all other expenses or amounts (other than unasserted, contingent indemnities) payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.

Existence; Compliance with Laws; Businesses and Properties.  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent that the failure to do so (other than in the case of maintaining the Borrower’s existence) could not reasonably be expected to result in a Material Adverse Effect and except as otherwise expressly permitted under Section 6.05.

(a) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including, without limitation, the FCC, the HPUC and the DCCA), whether now in effect or hereafter enacted except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and comply in all material respects with the HPUC Decision and Order and the DCCA Decision and Order; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times except, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02.

Insurance.  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(a) Cause all insurance policies (i) in the case of property and liability insurance, to be endorsed or otherwise amended to name the Collateral Agent as insured party or loss payee, and (ii) in the case of other insurance policies (excluding directors and officers liability insurance), to the extent applicable and permitted pursuant to their terms, to be endorsed or otherwise amended to name  the Collateral Agent as insured party or loss payee, which endorsements or amendments shall be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, and shall provide that, in the case of any property or liability policy and to the extent permitted pursuant by the terms of the policy and agreed to by the applicable insurer from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such property and liability policies to provide that none of the Borrower, the Administrative Agent, the Collateral Agent or any other party shall be a coinsurer thereunder; cause all such property and liability policies to contain a valuation on a replacement cost basis and, to the extent agreed to by the applicable insurer, such other provisions as the Administrative Agent or the

Collateral Agent may reasonably require from time to time to protect their interests; provide evidence of coverage under such policies and provide access to (and to the extent requested by the Collateral Agent and not prohibited by law or contractual or regulatory restriction, provide) original or certified copies of all such policies to the Collateral Agent; to the extent agreed to by the applicable insurer, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; provide evidence of coverage under, and provide access to (and to the extent requested by the Collateral Agent and not prohibited by law or contractual or regulatory restriction, provide to) the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(b) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance (the policy in respect of which, to the extent agreed to by the applicable insurer, shall require the insurer to notify the Collateral Agent in the event of any non-payment or non-renewal of such policy) in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

(c) With respect to any Mortgaged Property, carry and maintain commercial general liability insurance and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

(d) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Collateral Agent a certificate as to coverage under such policy or policies and provide access to (and to the extent requested by the Collateral Agent and not prohibited by law or contractual or regulatory restriction, provide) duplicate original copy of such policy or policies to the Collateral Agent.

SECTION 5.03.

Obligations and Taxes.  Except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided,  however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.04.	Financial Statements, Reports, etc. Furnish to the Administrative Agent, which shall furnish to each Lender:

(a) no later than the earlier of (i) 10 days after the Borrower is or would be required to file a report Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Borrower is subject to such reporting requirements), and (ii) 95 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of Holdings and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision; provided, that if Holdings elects to furnish such consolidated balance sheet and related statements of income, stockholders’ equity and cash flows prepared in accordance with IFRS consistently applied then Holdings shall also furnish a reconciliation of the same to the corresponding financial statements prepared in accordance with GAAP consistently applied; provided, further, that if Holdings elects, pursuant to the immediately preceding proviso or the first proviso in Section 5.04(b), to furnish financial statements prepared in accordance with IFRS, then Holdings may not thereafter elect to furnish the financial statements required by this Section 5.04(a) prepared in accordance with GAAP;

(b) no later than the earlier of (i) 10 days after the date that the Borrower is or would be required to file a report on Form 10-Q with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Borrower is subject to such reporting requirements), and (ii) 50 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheet of Holdings and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and, other than with respect to quarterly reports during the remainder of the first fiscal year after the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision; provided, that if Holdings elects to furnish such consolidated balance sheet and related statements of income, stockholders’ equity and cash flows prepared in accordance with IFRS consistently applied then Holdings shall also furnish a reconciliation of the same to the corresponding financial statements prepared in accordance with GAAP consistently applied; provided, further, that if Holdings elects, pursuant to the immediately preceding proviso or the first proviso in Section 5.04(a), to furnish financial statements prepared in accordance with IFRS, then Holdings may not thereafter elect to furnish the financial statements required by this Section 5.04(b) prepared in accordance with GAAP;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit F (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow;

(d) concurrently with any delivery of financial statements under clause (a) above, to the extent made available to the Borrower by its auditors, a certificate of the accounting firm that reported on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that as of the last day of the immediately preceding fiscal year no Event of Default or Default has occurred with respect to Sections 6.10 or 6.11 or, if such an Event of Default or Default has occurred, specifying the extent thereof in reasonable detail.

(e) within 90 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) promptly after the receipt thereof by Holdings or the Borrower or any of their respective subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(h) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05.	Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $7,500,000;

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s or in the ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Credit Facilities.

SECTION 5.06.

Information Regarding Collateral.  Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number.  Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the

Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(a) In the case of the Borrower, at the request of the Administrative Agent, together with the annual financial statements delivered pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Schedules I, II and IV of the Guarantee and Collateral Agreement or confirming that there has been no change in such information since the date of the Guarantee and Collateral Agreement or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07.

Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP (or IFRS, if the Borrower elects to furnish financial statements prepared in accordance with IFRS pursuant to Section 5.04(a) or (b)) and all requirements of law are made of all dealings and transactions in relation to its business and activities.  Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

(a) In the case of Holdings and the Borrower, use commercially reasonable efforts to cause the Credit Facilities to maintain a public rating by S&P and Moody’s, and in the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

SECTION 5.08.	Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

SECTION 5.09.

Employee Benefits.  (a) Comply in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan and the laws applicable to any foreign pension plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Holdings, the Borrower or any ERISA Affiliate in an aggregate amount exceeding $7,500,000, a statement of a Financial Officer of Holdings or the Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto.

SECTION 5.10.

Compliance with Environmental Laws.  Comply, and cause all lessees and other Person occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided,  however, that none of Holdings, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11.

Preparation of Environmental Reports.  If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Holdings, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the

Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12.

Further Assurances.  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02 having priority by operation of law over the Liens created by the Security Documents) of the security interests created or intended to be created by the Security Documents.  The Borrower will cause any subsequently acquired or organized Domestic Subsidiary (other than an Excluded Domestic Subsidiary and a Domestic Subsidiary owned by a Foreign Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent.  In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as may be required by the Guarantee and Collateral Agreement, it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all of the Equity Interests of the Borrower and substantially all the tangible and intangible assets of the Borrower and the Subsidiary Guarantors, including but not limited to Equity Interests, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property, cash, deposit and securities accounts, commercial tort claims, intercompany notes and the proceeds of the foregoing, in each case, whether existing on the date hereof of thereafter acquired, but excluding (i) the Equity Interests of any Joint Venture which are prohibited by the terms of the constitutive documents of such Joint Venture from being pledged as security for the Obligations without the consent of a third party, provided that such prohibition was not created in contemplation of this Section 5.12, (ii) assets as to which the Administrative Agent reasonably determines that the cost of obtaining a security interest therein outweighs the collateral value thereof and (iii) assets with an aggregate fair market value of less than $2,000,000; provided that, solely to the extent the pledge of any greater percentage of Equity Interests would result in adverse tax consequences to the Borrower, the Collateral shall, in the case of Equity Interests of Foreign Subsidiaries and Excluded Domestic Subsidiaries, be limited to 100% of the non-voting Equity Interests (if any) of such Foreign Subsidiaries and Excluded Domestic Subsidiaries and 66% of the voting Equity Interests of such Foreign Subsidiaries and Excluded Domestic Subsidiaries.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section.  The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $2,000,000.

SECTION 5.13.	Post-Closing Covenants. The Borrower hereby agrees to deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items described on Schedule 5.13 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by Administrative Agent in its sole discretion.  All representations and warranties (and conditions and covenants) contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to permit the taking of the actions described above within the time periods required above and in Schedule 5.13, rather than as otherwise provided in the Loan Documents; provided that to the extent any representation and warranty would not be true (or any covenant would not be complied with) because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects (and such covenant shall be required to be complied with) at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.13 (and Schedule 5.13).

ARTICLE VI Negative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Administrative Agent Fees and all other expenses or amounts payable under any Loan Document (other than unasserted, contingent indemnity claims) have been paid in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01.	Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Refinancing thereof;
(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and any Subsidiary or Joint Venture to the extent permitted by Section 6.04(c) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d) Indebtedness of the Borrower or any Subsidiary initially incurred to finance the acquisition, construction or improvement of any fixed or capital assets, telecom equipment in the nature of inventory, and extensions, renewals, replacements and Refinancings of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness initially is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $37,500,000 at any time outstanding (plus OID and other amounts permitted to be added to principal pursuant to the definition of Refinancing);

(e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $37,500,000 at any time outstanding (plus OID and other amounts permitted to be added to principal pursuant to the definition of Refinancing);

(f) Indebtedness, directly or indirectly, under performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees and similar obligations, in each case incurred in the ordinary course of business, including those incurred to secure health, safety and workers’ compensation and environmental obligations and property, casualty and liability insurance in the ordinary course of business; and

(g) Indebtedness (and any Refinancing thereof) of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Persons becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(g) shall not exceed $37,500,000 at any time outstanding (plus OID and other amounts permitted to be added to principal pursuant to the definition of Refinancing);

(h) Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and consistent with Borrower’s business practice;
(i) other Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $15,000,000 at any time outstanding;

(j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 45 days from its incurrence;

(k) Indebtedness (and any Refinancing thereof) arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary permitted hereunder, other than Guarantees of Indebtedness incurred by any Person acquiring all or any of such business assets or a Subsidiary for the purpose of financing such acquisition;

(l) Cash management obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit account arrangements entered into in the ordinary course of business;

(m) Indebtedness in respect of letters of credit incurred in the ordinary course of business in an aggregate principal amount not to exceed $16,000,000 at any time outstanding;
(n) Indebtedness owed to the Rural Utilities Service in an aggregate principal amount not to exceed $5,000,000 at any time outstanding and any Refinancing thereof; and
(o) the financing of insurance premiums in customary amounts.
SECTION 6.02.

Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and any Refinancing of the underlying obligations;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be and any Refinancing of the underlying obligations; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and any Refinancing of such obligations;

(d) Liens for taxes, assessments or other governmental charges or levies that are not yet due or which are being contested in compliance with Section 5.03;

(e) Statutory Liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Code or ERISA), in each case arising in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of amounts overdue for a period in excess of 45 days) are being contested in compliance with Section 5.03;

(f) Liens incurred in connection with worker’s compensation, unemployment insurance and other types of social security;

(g) Liens securing the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (other than Capital Lease Obligations), government contracts, trade contracts, performance and return-of-money bonds and any other similar obligations, in each case entered into in the ordinary course of business and exclusive of obligations in respect of Indebtedness for borrowed money, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(h) Liens solely on cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with any acquisition not prohibited hereunder;

(i) zoning restrictions, easements, rights-of-way, encroachments, restrictions on use of real property and other similar encumbrances imposed by law or arising in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(j) purchase money security interests in real property, improvements thereto or equipment (including telecom equipment in the nature of inventory) or capital assets hereafter acquired (or, in the case of improvements, constructed), in each case, by the Borrower or any Subsidiary and any Refinancing of the underlying obligations; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(k) judgment Liens securing judgments not constituting an Event of Default under Article VII;
(l) other Liens securing liabilities and Indebtedness hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding;
(m) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights, and Liens in favor of CoBank on the Borrower’s Equity Interests in CoBank or Patronage Certificates;

(p) Liens arising or purporting to arise from precautionary UCC financing statements in connection with operating leases, sale lease-back transactions or any permitted factoring or accounts receivable sales;

(q) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (d) of the definition thereof and Liens securing obligations permitted under Section 6.01(h);

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s) Liens on cash and Permitted Investments securing letters of credit permitted under Section 6.01(m) in an amount not exceeding 105% of the aggregate stated amount of such letters of credit;
(t) Liens securing Indebtedness owed to the Rural Utilities Service permitted under Section 6.01(n);
(u) licenses of intellectual property granted in the ordinary course of business in the ordinary course of business in a manner consistent with past practices;
(v) Liens securing obligations permitted under Section 6.01(e); and
(w) Liens on insurance policies and the proceeds thereof and unearned premiums securing the financing of premiums with respect thereto as provided in Section 6.01(o).
SECTION 6.03.

Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) such transaction constitutes the Anticipated Tower Lease-Back, (b) the sale or transfer of such property is permitted by Section 6.05, or (b) the resulting any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.

Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

(a) (i) investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower, the Subsidiaries and Joint Ventures; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to the Equity Interests of Joint Ventures and the voting stock of Foreign Subsidiaries referred to therein), and (B) the aggregate amount of investments by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed $20,000,000 at any time outstanding;

(b) Permitted Investments;

(c) loans or advances made by the Borrower to any Subsidiary or Joint Venture and made by any Subsidiary or Joint Venture to Holdings, the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to the employees of Holdings and its Subsidiaries so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

(f) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature;

(g) the Borrower or any Subsidiary may acquire (x) all or substantially all the assets of any Person or line of business, division or product line of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person or (y) any interest in a Joint Venture (any Person referred to in clause (x) or (y) being referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar, related, incidental or ancillary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenants set forth in Sections 6.11 and 6.12 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(g) occurring after such period) as if such transaction had occurred as of the first day of such period (assuming, for purposes of pro forma compliance with Section 6.12, that the maximum Leverage Ratio permitted at the time by such Section was in fact 0.25 to 1.00 less than the ratio actually provided for in such Section at such time); (C) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form reasonably satisfactory to the Administrative Agent, and (D) the Borrower shall comply, and shall cause the Acquired Entity (other than any Joint Venture) to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

(h) [RESERVED]

(i) additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (i) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed at any time outstanding $20,000,000 in the aggregate;

(j) investments existing on or contractually committed to be made as of the Closing Date and set forth on Schedule 6.04(j) and any Refinancings, renewals, extensions or continuations thereof;

(k) accounts receivable, security deposits and prepayments arising and extensions of trade credit in the ordinary course of business and any assets and securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss and any prepayments and other credits to suppliers in the ordinary course of business;

(l) investments consisting of non-cash consideration received in respect of sales, transfers or other dispositions of assets to the extent permitted by Section 6.05;
(m) investments from pledges and deposits referred to in Section 6.02(f) and (g);
(n) the Borrower’s investments in Equity Interests of CoBank and Patronage Certificates; and
(o) Guarantees constituting Indebtedness permitted by Section 6.01.
SECTION 6.05.

Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business, (ii) Holdings and its Subsidiaries may permit to occur any casualty or condemnation event and (iii) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (A) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party),  (C) and Subsidiary that is not a Wholly Owned Subsidiary may merge into any Wholly Owned Subsidiary or into any other Subsidiary that is not a Wholly Owned Subsidiary, (D) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Lenders, and (E) the Borrower and the Subsidiaries may make Permitted Acquisitions.

(a) Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the aggregate book value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (x) in the case of sale and leaseback transactions, $5,000,000 and (y) in the case of any other Asset Sale, $40,000,000 in the aggregate; provided that the foregoing limitations on the aggregate book value of assets sold, transferred, leased or disposed shall not apply to (I) the Anticipated Tower Lease-Back, (II) sales, transfers and other dispositions of the Specified Facilities and (III) sales, transfers and other dispositions of assets related to the implementation of the Central Office Consolidation.

SECTION 6.06.

Restricted Payments; Restrictive Agreements.  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided,  however, that (i) Holdings may, provided that no Default or Event of Default has occurred and is continuing, declare and pay dividends or other distributions to holders of its Equity

Interests and/or repurchase shares of its Equity Interests (and the Borrower may make any Restricted Payments to Holdings which constitute dividends paid by Holdings or consideration for the repurchase of the Equity Interests of Holdings, in each case, pursuant to this clause (i)) (A) in an aggregate amount not to exceed $10,000,000 if after giving effect to such payment or repurchase, the covenants set forth in Sections 6.11 and 6.12 would be satisfied on a pro forma basis and (B) in an aggregate amount at any time not to exceed the Retained Excess Cash Flow Amount at such time if after giving effect to such payment or repurchase on a pro forma basis, the Net Leverage Ratio would not be in excess of 1.90:1.00, (ii) any Subsidiary may declare and pay dividends or make other distributions ratably (or in a manner more favorable to the Borrower or the Loan Parties) to its equity holders, (iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Holdings so that Holdings may, repurchase its Equity Interests owned by employees of Holdings, the Borrower or the Subsidiaries or make payments to employees of Holdings, the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $5,000,000 in any fiscal year less the aggregate amount of Restricted Payments made pursuant to clause (v) of this Section 6.06(a) during such fiscal year, (iv) the Borrower may make Restricted Payments to Holdings at any time (x) in an amount as may be necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business and (y) for so long as Holdings files tax returns on a consolidated or combined basis with the Borrower and its Subsidiaries, in an amount necessary to pay such consolidated or combined Tax liabilities of Holdings (or its direct or indirect parent entity) which are allocable or attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided,  however, that (A) the amount of such dividends shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of United States Federal, State and local taxes were the Borrower and the Subsidiaries to file their own consolidated or combined group and (B) all Restricted Payments made to Holdings (or its direct or indirect parent entity) pursuant to this clause (iv) are used by Holdings (or its direct or indirect parent entity) for the purposes specified herein within 20 days of the receipt thereof and (v) Holdings, the Borrower and the Subsidiaries may make up to $5,000,000 of Restricted Payments in any fiscal year to their directors, officers or employees in connection with directors’ qualifying shares, incentive shares, management or employee compensation,  stock option or other benefit plans permitted hereunder, including non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the purchase price of such options.

(a) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary or Joint Venture to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, by the HPUC Decision and Order or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07.

Transactions with Affiliates.  Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in (a) any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, or (ii) that have been either (x) approved by a majority of the independent members of the board of directors of the Borrower having no, direct or indirect, personal stake or economic interest in such transactions and certified by a Financial Officer or executive officer of the Borrower as being on terms and conditions not less favorable to the Borrower or its Subsidiaries than could be obtained on an arm’s-length basis from a Person who is not such an Affiliate or (y) have been determined by a nationally recognized independent appraisal or investment banking firm to be fair, from a financial standpoint, to the Borrower and its Subsidiaries and are on terms and conditions not less favorable to the Borrower and its Subsidiaries than could be obtained on an arm’s-length basis from a Person who is not such an Affiliate; and (b), without duplication, (i) any Restricted Payment permitted by Section 6.06; (ii) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved in good faith by the board of directors of the Borrower or of a Subsidiary, as appropriate; provided, that any such issuance, payment, award or grant constituting a Restricted Payment is otherwise permitted by Section 6.06; (iii) the grant of stock options or similar rights to employees and directors of the Borrower pursuant to plans approved by the board of directors of the Borrower; (iv) loans or advances to employees in the ordinary course of business which are approved by a majority of the board of directors of the Borrower in good faith, to the extent permitted by Section 6.04(e); (v) the payment of customary compensation and reasonable fees to, and indemnity provided on behalf of, directors, officers, consultants and employees of Holdings, of the Borrower and of the Subsidiaries; provided, that any such payment constituting a Restricted Payment is otherwise permitted by Section 6.06; (vi) any purchase by Holdings of Equity Interests of the Borrower or contributions by Holdings to the equity capital of the Borrower; provided that any Equity Interests of the Borrower purchased by Holdings shall be pledged to the Collateral Agent pursuant to the Collateral Agreement; (vii) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice and (viii) the entry into and performance of any tax sharing agreement permitted by Section 6.06.

SECTION 6.08.

Business of Holdings, Borrower and Subsidiaries.  With respect to Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower or any Acquired Entity and the liabilities incidental thereto, including its liabilities pursuant to the Guarantee and Collateral Agreement.

(a) With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

SECTION 6.09.

Other Indebtedness and Agreements.  Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(a) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness to the extent permitted by Section 6.01, (C) the payment of fees and expenses in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of Indebtedness prohibited by the subordination provisions hereof, and (D) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

SECTION 6.10.

Capital Expenditures.  Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year of the Borrower to exceed $105,000,000.  The amount of permitted Capital Expenditures set forth in the immediately preceding sentence in respect of any fiscal year commencing with the fiscal year ending on December 31, 2012 (such amount for any such Fiscal Year, the “Capital Expenditure Base Amount”), shall be increased (but not decreased) by (i) any Retained Excess Cash Flow Amount at such time, (ii) 25% of the revenues attributable to any Permitted Acquisitions occurring during such fiscal year and (iii) up to 100% of the Capital Expenditure Base Amount in respect of the immediately preceding fiscal year (and solely the immediately preceding fiscal year) which was not expended during such fiscal year (the “Capital Expenditure Carryover Amount”); provided that any Capital Expenditures made in a particular fiscal year shall first be deemed to have been made with any available Capital Expenditure Base Amount before any Capital Expenditure Carryover Amount for such fiscal year is applied.

SECTION 6.11.

Interest Coverage Ratio.  Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending on a date set forth below to be less than the ratio set forth opposite such date or period below:

Date or Period	Ratio
June 30, 2012	4.00:1.00
September 30, 2012	4.00:1.00
December 31, 2012	4.25:1.00
March 31, 2013	4.25:1.00
June 30, 2013	4.25:1.00
September 30, 2013	4.25:1.00
December 31, 2013 and each subsequent fiscal quarter	4.50:1.00

SECTION 6.12.

Maximum Leverage Ratio.  Permit the Leverage Ratio as of the date specified below to be greater than the ratio set forth opposite such date below for the period of four consecutive fiscal quarters ending on such date:

Date	Ratio
June 30, 2012	3.25:1.00
September 30, 2012	3.25:1.00
December 31, 2012	3.00:1.00
March 31, 2013	3.00:1.00
June 30, 2013	3.00:1.00
September 30, 2013	3.00:1.00
December 31, 2013	3.00:1.00
March 31, 2014	3.00:1.00
June 30, 2014	3.00:1.00
September 30, 2014	3.00:1.00
December 31, 2014	3.00:1.00
March 31, 2015	2.75:1.00
June 30, 2015	2.75:1.00
September 30, 2015	2.75:1.00
December 31, 2015	2.75:1.00
March 31, 2016	2.75:1.00
June 30, 2016	3.00:1.00
September 30, 2016	3.00:1.00
December 31, 2016	3.00:1.00
March 31, 2017	3.00:1.00
June 30, 2017	3.00:1.00
September 30, 2017	3.00:1.00
~~June 30~~December 31, ~~2016~~2017	2.75:1.00
~~September 30~~March 31, ~~2016~~2018	2.75:1.00
June 30, 2018	2.75:1.00
September 30, 2018	2.75:1.00
December 31, ~~2016~~2018 and each subsequent fiscal quarter	2.50:1.00

SECTION 6.13.	Fiscal Year. With respect to Holdings and the Borrower, change their fiscal year-end to a date other than December 31.

SECTION 6.14.	Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE VII Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or the Administrative Agent Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender);

(f) (i)  Holdings, the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period specified in the agreement or instrument governing such Indebtedness), (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice but after giving effect to any applicable grace period specified in the agreement or instrument governing such Indebtedness) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (iii) an “Event of Default” (as defined in the Revolving Facility Agreement) shall have occurred;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the

United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or approve, acquiesce to or take any action in furtherance of, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding that would entitle the other party or parties to an order for relief, (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i) one or more judgments shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment and such judgment (i) is for the payment of money in an aggregate amount in excess of $7,500,000 or (ii) could reasonably be expected to result in a Material Adverse Effect;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $7,500,000;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in a material portion of the securities, assets or properties covered thereby, except as a result of the sale or other disposition of the applicable Collateral in a transactions permitted under the Loan Documents; or

(m) there shall have occurred a Change in Control;

(n) the HPUC shall have removed its approval of the Borrower’s consummation of the Transactions or placed conditions upon its approval that are materially different from those set forth in the HPUC Decision and Order and could reasonably be expected to have a Material Adverse Effect; or

(o) the DCCA shall have removed its approval of the Borrower’s consummation of the Transactions or placed conditions upon its approval that are materially different from those set forth in the DCCA Decision and Order and could reasonably be expected to have a Material Adverse Effect;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above) the Commitments shall automatically terminate and, at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Administrative Agent Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Administrative Agent Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII The Administrative Agent and the Collateral Agent; Etc.

Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct.  Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor subject, except after the occurrence and during the continuance of a Default or an Event of Default, to the consent of the Borrower (such consent not to be unreasonably withheld or delayed).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents.  Without limitation of the foregoing, the Lead Arranger in its capacity as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

ARTICLE IX Miscellaneous
SECTION 9.01.

Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, Holdings, any other Guarantor or any Grantor (as defined in he Guarantee and Collateral Agreement), to it at 1177 Bishop Street, Honolulu, Hawaii 96813, Attention of Robert Reich, Chief Financial Officer (Fax No. 808-546-8957) with a copy to Leonard Klingbaum, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (Fax No. 212-446-6460, Email: leonard.klingbaum@kirkland.com);

(b) if to the Administrative Agent, to Credit Suisse, Agency Manager, One Madison Avenue, New York, NY 10010, Fax No. 212-322-2291, Email: agency.loanops@credit-suisse.com; and
(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.  As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

 THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

SECTION 9.02.

Survival of Agreement.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Administrative Agent Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03.

Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.

Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment) and, unless the assignment is to a Lender, an Affiliate of a Lender or a Related Fund, with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided,  however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05).

(b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balances of its Term Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and that it is not a Designated Entity; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(e) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided,  however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.  Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(g) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(i) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05.

Expenses; Indemnity.  The Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Lead Arranger, the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), and all reasonable out-of-pocket expenses incurred by the Lead Arranger, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Shearman & Sterling LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of one primary counsel, one local counsel and one special counsel for the Administrative Agent, the Collateral Agent and the Lenders, collectively (except that, in the case of an actual or perceived conflict among any of the Lenders, the Lead Arranger, the

Administrative Agent or the Collateral Agent, the fees and expenses of one separate counsel for all persons similarly situated as required to address such conflict shall also be reimbursed).

(a) The Borrower and Holdings agree, jointly and severally, to indemnify the Lead Arranger, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any actions, judgments, suits, litigations or investigations of any kind or nature whatsoever, arising out of or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(b) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Lead Arranger, the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Lead Arranger, the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Lead Arranger, the Administrative Agent or the Collateral Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Term Loans and unused Commitments at the time.

(c) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any other term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.  All amounts due under this Section 9.05 shall be payable not later than 10 days after written demand therefor accompanied by reasonable documentation with respect to any amount so requested.

SECTION 9.06.

Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.

Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.

Waivers; Amendment.  No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(a) Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided,  however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the guarantees of the Guarantors under the Guarantee and Collateral Agreement or all or substantially all of the Collateral, without the prior written consent of each Lender (unless such transaction is permitted pursuant to the terms hereof), (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, (vi) amend or modify Section 9.04 to impose any additional restrictions on any Lender’s ability to assign its rights and obligations hereunder without the prior written consent of each Lender or (vii) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(b) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided that the Lenders shall have been given at least five Business Day’s prior written notice and the Required Lenders shall not have raised an objection thereto.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

SECTION 9.09.	Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.

Entire Agreement.  This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.

Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.

Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.

Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.

Jurisdiction;  Consent to Service of Process.  Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(a) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.

Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, other advisors and numbering, administration and settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and obligated to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; provided that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.	Lender Action

.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.

USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

[Signature pages follow.]